EXHIBIT (n)(2)

                       [Letterhead of Hamada & Matsumoto]

To: Japan OTC Equity Fund, Inc.

      We hereby consent to the reference to our firm included in the Registration Statement on Form N-2 (Securities Act File No. 333-87159), and the prospectus constituting a part thereof, of Japan OTC Equity Fund, Inc. under the captions "Taxes - Japanese Taxes" and "Legal Opinions".


                                                      Very truly yours,

                                                     HAMADA & MATSUMOTO


                                                  BY: /s/ Satoshi Nakamura
                                                     ---------------------
                                                          Satoshi Nakamura

                                                       Tokyo, Japan
                                                       October 21,1999